Voting results - Overview

		Valid votes cast		Yes votes		No votes	
		Shares	% of capital stock	Shares	%	Shares	%
Item 2	Appropriation of distributable profit for the 2025 financial year	976,563,301	51.11 %	976,009,538	*99.94 %*	553,763	*0.06 %*
Item 3.1	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mr. Christian Sewing	968,103,035	50.67 %	963,195,441	*99.49 %*	4,907,594	*0.51 %*
Item 3.2	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mr. James von Moltke	967,765,316	50.65 %	963,164,968	*99.52 %*	4,600,348	*0.48 %*
Item 3.3	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mr. Fabrizio Campelli	967,905,413	50.66 %	963,105,168	*99.50 %*	4,800,245	*0.50 %*
Item 3.4	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mr. Dr. Marcus Chromik	967,737,059	50.65 %	962,966,845	*99.51 %*	4,770,214	*0.49 %*
Item 3.5	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mr. Bernd Leukert	967,704,076	50.65 %	962,797,030	*99.49 %*	4,907,046	*0.51 %*
Item 3.6	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mr. Alexander von zur Mühlen	967,726,663	50.65 %	962,939,149	*99.51 %*	4,787,514	*0.49 %*
Item 3.7	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mrs. Laura Padovani	967,650,135	50.65 %	962,817,919	*99.50 %*	4,832,216	*0.50 %*
Item 3.8	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mr. Claudio de Sanctis	967,683,342	50.65 %	962,743,789	*99.49 %*	4,939,553	*0.51 %*

Note: Percentages rounded to 2 decimal places

Voting results - Overview

		Valid votes cast		Yes votes		No votes	
		Shares	% of capital stock	Shares	%	Shares	%
Item 3.9	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mrs. Rebecca Short	967,699,004	50.65 %	962,765,723	*99.49 %*	4,933,281	*0.51 %*
Item 3.10	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mr. Professor Dr. Stefan Simon	967,515,554	50.64 %	962,462,736	*99.48 %*	5,052,818	*0.52 %*
Item 3.11	Ratification of the acts of management of the members of the Management Board for the 2025 financial year Mr. Olivier Vigneron	967,506,261	50.64 %	962,510,594	*99.48 %*	4,995,667	*0.52 %*
Item 4.1	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Alexander Wynaendts	967,729,923	50.65 %	962,681,291	*99.48 %*	5,048,632	*0.52 %*
Item 4.2	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Frank Schulze	967,523,826	50.64 %	962,739,899	*99.51 %*	4,783,927	*0.49 %*
Item 4.3	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Professor Dr. Norbert Winkeljohann	967,609,448	50.64 %	962,806,479	*99.50 %*	4,802,969	*0.50 %*
Item 4.4	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mrs. Susanne Bleidt	967,466,167	50.64 %	962,649,084	*99.50 %*	4,817,083	*0.50 %*
Item 4.5	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mrs. Mayree Clark	967,725,658	50.65 %	962,652,387	*99.48 %*	5,073,271	*0.52 %*

Note: Percentages rounded to 2 decimal places

Voting results - Overview

		Valid votes cast		Yes votes		No votes	
		Shares	% of capital stock	Shares	%	Shares	%
Item 4.6	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Jan Duscheck	967,373,139	50.63 %	962,585,150	*99.51 %*	4,787,989	*0.49 %*
Item 4.7	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mrs. Manja Eifert	967,377,096	50.63 %	962,581,151	*99.50 %*	4,795,945	*0.50 %*
Item 4.8	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mrs. Claudia Fieber	967,493,764	50.64 %	962,702,761	*99.50 %*	4,791,003	*0.50 %*
Item 4.9	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Sigmar Gabriel	967,477,055	50.64 %	962,153,140	*99.45 %*	5,323,915	*0.55 %*
Item 4.10	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Florian Haggenmiller	967,415,151	50.63 %	962,630,075	*99.51 %*	4,785,076	*0.49 %*
Item 4.11	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Timo Heider	967,452,053	50.64 %	962,257,186	*99.46 %*	5,194,867	*0.54 %*
Item 4.12	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Dr. Klaus Moosmayer	967,386,711	50.63 %	962,597,470	*99.50 %*	4,789,241	*0.50 %*
Item 4.13	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mrs. Kirsty Roth	967,386,965	50.63 %	962,590,188	*99.50 %*	4,796,777	*0.50 %*

Note: Percentages rounded to 2 decimal places

Voting results - Overview

		Valid votes cast		Yes votes		No votes	
		Shares	% of capital stock	Shares	%	Shares	%
Item 4.14	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mrs. Gerlinde M. Siebert	967,530,444	50.64 %	962,702,018	*99.50 %*	4,828,426	*0.50 %*
Item 4.15	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Yngve Slyngstad	967,393,559	50.63 %	962,569,312	*99.50 %*	4,824,247	*0.50 %*
Item 4.16	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Stephan Szukalski	967,373,020	50.63 %	962,591,792	*99.51 %*	4,781,228	*0.49 %*
Item 4.17	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. John Alexander Thain	967,416,690	50.63 %	962,292,939	*99.47 %*	5,123,751	*0.53 %*
Item 4.18	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Jürgen Tögel	967,378,218	50.63 %	962,606,070	*99.51 %*	4,772,148	*0.49 %*
Item 4.19	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mrs. Michele Trogni	967,385,713	50.63 %	962,539,325	*99.50 %*	4,846,388	*0.50 %*
Item 4.20	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mrs. Dr. Dagmar Valcárcel	967,360,172	50.63 %	962,502,566	*99.50 %*	4,857,606	*0.50 %*
Item 4.21	Mr. Dr. Theodor Weimer	967,383,726	50.63 %	962,559,928	*99.50 %*	4,823,798	*0.50 %*

Note: Percentages rounded to 2 decimal places

Voting results - Overview

		Valid votes cast		Yes votes		No votes	
		Shares	% of capital stock	Shares	%	Shares	%
Item 4.22	Ratification of the acts of management of the members of the Supervisory Board for the 2025 financial year Mr. Frank Witter	967,356,058	50.63 %	962,555,166	*99.50 %*	4,800,892	*0.50 %*
Item 5.1	Election of the auditor for the 2026 financial year, interim accounts	976,260,859	51.10 %	973,043,449	*99.67 %*	3,217,410	*0.33 %*
Item 5.2	Election of the auditor of the 2026 sustainability reporting	976,263,917	51.10 %	973,049,317	*99.67 %*	3,214,600	*0.33 %*
Item 6	Resolution to be taken on the approval of the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2025 financial year	972,989,663	50.93 %	950,555,922	*97.69 %*	22,433,741	*2.31 %*
Item 7	Authorization to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights	975,155,233	51.04 %	951,581,388	*97.58 %*	23,573,845	*2.42 %*
Item 8	Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71 (1) No. 8 Stock Corporation Act	975,128,066	51.04 %	955,067,706	*97.94 %*	20,060,360	*2.06 %*
Item 9.1	Elections to the Supervisory Board Mr. Alexander Rijn Wynaendts	972,570,975	50.90 %	916,392,079	*94.22 %*	56,178,896	*5.78 %*
Item 9.2	Elections to the Supervisory Board Mr. Yngve Slyngstad	972,742,430	50.91 %	963,938,089	*99.09 %*	8,804,341	*0.91 %*
Item 9.3	Elections to the Supervisory Board Mr. Carsten Oswald Knobel	972,678,386	50.91 %	950,955,698	*97.77 %*	21,722,688	*2.23 %*
Item 10	Resolution on the compensation of the Supervisory Board members and corresponding amendments to the Articles of Asiciation	975,487,410	51.06 %	944,696,368	*96.84 %*	30,791,042	*3.16 %*

Note: Percentages rounded to 2 decimal places